Exhibit 32.1

Certification

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Quarterly Rreport on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2004 of CRIIMI MAE Inc. (the “Issuer”).

I, Barry S. Blattman, Chief Executive Officer, certify that to the best of my knowledge:

(i)                                     the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)                                  the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

May 6, 2004	/s/ Barry S. Blattman
DATE	Barry S. Blattman
Chairman of the Board and
Chief Executive Officer